Exhibit 2.9

DELHAIZE AMERICA, INC., as Issuer

DELHAIZE GROUP, FOOD LION, LLC, HANNAFORD BROS. CO., KASH N’ KARRY

FOOD STORES, INC., FL FOOD LION, INC., RISK MANAGEMENT SERVICES, INC.,

HANNBRO COMPANY, MARTIN’S FOODS OF SOUTH BURLINGTON, INC., BONEY

WILSON & SONS, INC., J.H. HARVEY CO., LLC, HANNAFORD LICENSING CORP.

AND VICTORY DISTRIBUTORS, INC.,

AND

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,

as Trustee

SEVENTH SUPPLEMENTAL INDENTURE

Dated as of December 17, 2009

8.125% Notes due 2011

9.000% Debentures due 2031

SEVENTH SUPPLEMENTAL INDENTURE

This SEVENTH SUPPLEMENTAL INDENTURE (this “Seventh Supplemental Indenture”), dated as of December 17, 2009, among Delhaize America, Inc., a North Carolina corporation (the “Company”), Delhaize Group, a public limited liability company (société anonyme / naamloze vennootschap) organized under the laws of the Kingdom of Belgium (“Delhaize Group”), Food Lion, LLC, a North Carolina limited liability company (“Food Lion”), Hannaford Bros. Co., a Maine corporation (“Hannaford”), Kash n’ Karry Food Stores, Inc., a Delaware corporation (“Kash n’ Karry”), FL Food Lion, Inc., a Florida corporation (“FL Food Lion”), Risk Management Services, Inc., a North Carolina corporation (“RMS”), Hannbro Company, a Maine corporation (“Hannbro”), Martin’s Foods of South Burlington, Inc., a Vermont corporation (“Martin’s”), Boney Wilson & Sons, Inc., a North Carolina corporation (“Boney”), J. H. Harvey Co., LLC, a Georgia limited liability company (“Harvey’s”), Hannaford Licensing Corp., a Maine corporation (“HLC”), Victory Distributors, Inc., a Massachusetts corporation (“Victory” and together with Delhaize Group, Food Lion, Hannaford, Kash n’ Karry, FL Food Lion, RMS, Hannbro, Martin’s, Boney, Harvey’s and HLC, the “Guarantors”), and The Bank of New York Mellon Trust Company, N.A., a national banking association, as successor to The Bank of New York, as trustee (the “Trustee”).

WHEREAS, the Company and Food Lion have previously executed and delivered to the Trustee an indenture, dated as of April 15, 2001 (the “Indenture”), providing for the issuance from time to time of one or more series of the Company’s securities;

WHEREAS, the Company, Food Lion and the Trustee have previously executed a First Supplemental Indenture to the Indenture, dated as of April 19, 2001 (the “First Supplemental Indenture”), creating three new series of securities of the Company: (i) 7.375% Notes due 2006, (ii) 8.125% Notes due 2011 and (iii) 9.000% Debentures due 2031 (the “Securities”);

WHEREAS, the Company, Food Lion, Hannaford and Kash n’ Karry have previously executed a Second Supplemental Indenture to the Indenture, dated as of September 7, 2001;

WHEREAS, the Company, Food Lion, Hannaford, Kash n’ Karry, FL Food Lion, RMS, Hannbro, Martin’s, Shop ‘n Save-Mass., Inc., a Massachusetts corporation (“Shop ‘n Save”), Hannaford Procurement Corp., a Maine corporation (“HPC”) and Boney have previously executed a Third Supplemental Indenture to the Indenture dated as of November 15, 2001;

WHEREAS, the Company, Food Lion, Hannaford, Kash n’ Karry, FL Food Lion, RMS, Hannbro, Martin’s, Shop ‘n Save, HPC, Boney, Harvey’s and HLC have previously executed a Fourth Supplemental Indenture to the Indenture dated as of March 10, 2004 and effective as of December 31, 2003;

WHEREAS, the Company, Food Lion, Hannaford, Kash n’ Karry, FL Food Lion, RMS, Hannbro, Martin’s, Shop ‘n Save, HPC, Boney, Harvey’s, HLC and Victory have previously executed a Fifth Supplemental Indenture to the Indenture dated May 17, 2005 and effective as of January 1, 2005;

WHEREAS, the Company, Delhaize Group, Food Lion, Hannaford, Kash n’ Karry, FL Food Lion, RMS, Hannbro, Martin’s, Shop ‘n Save, HPC, Boney, Harvey’s, HLC and Victory

have previously executed a Sixth Supplemental Indenture to the Indenture dated as of May 21, 2007;

WHEREAS, the Company plans to file Articles of Organization including Articles of Conversion with the Secretary of State of the state of North Carolina, pursuant to which it will convert (the “Conversion”) from a North Carolina corporation into a North Carolina limited liability company known as Delhaize America, LLC (the “Resulting Business Entity”);

WHEREAS, upon the effectiveness of the Conversion and without need for any further action, the Securities and the Indenture are the continuing obligations of the Resulting Business Entity, the title to all property owned by the Company continues to be vested in the Resulting Business Entity without impairment and the Company ceases its prior form of organization and continues in existence as the Resulting Business Entity;

WHEREAS, Section 9.1 of the Indenture provides that the Indenture may be supplemented for, among other purposes, to amend or supplement any provision contained in the Indenture or in any supplemental indenture without the consent of the Holders, provided that no such amendment or supplement shall materially adversely affect the interest of the Holders of any Securities then Outstanding;

WHEREAS, the Company desires to amend the Indenture pursuant to Section 9.1 of the Indenture in connection with the Conversion and to cure ambiguities with certain terms, which amendment does not materially adversely affect the interest of the Holders of any Securities currently Outstanding; and

WHEREAS, all conditions precedent provided for in the Indenture relating to this Seventh Supplemental Indenture to make it a legal, valid and binding obligation of the Company and each Guarantor have been complied with.

NOW, THEREFORE, THIS SEVENTH SUPPLEMENTAL INDENTURE WITNESSETH, the Company, Delhaize Group, Food Lion, Hannaford, Kash n’ Karry, FL Food Lion, RMS, Hannbro, Martin’s, Boney, Harvey’s, HLC, Victory and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the Securities:

ARTICLE I

1.1. Definitions. Capitalized terms used herein and not otherwise defined shall have the respective meanings ascribed thereto in the Indenture.

1.2. Amendments to the Indenture. The following provisions of the Indenture are hereby amended, modified, supplemented or replaced as follows:

(a) The definition of “Board of Directors” contained in Article 1, Section 1.1 of the Indenture is amended to read in its entirety as follows:

“Board of Directors” means the board of directors of the Company or any committee of that board duly authorized to act generally or in any particular respect for the Company hereunder, or, if the Company is not a

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corporation, the equivalent decision making body thereof or authorized committee thereof.

(b) The definition of “Guarantor’s Board of Directors” contained in Article 1, Section 1.1 of the Indenture is amended to read in its entirety as follows

“Guarantor’s Board of Directors” means the board of managers of the Guarantor or any committee of that board duly authorized to act generally or in any particular respect for the Guarantor hereunder, or, if the Guarantor is not a corporation, the equivalent decision making body thereof or authorized committee thereof.

(c) The definition of “Guarantor’s Board Resolution” contained in Article 1, Section 1.1 of the Indenture is amended to read in its entirety as follows

“Guarantor’s Board Resolution” means a copy of one or more resolutions, certified by the Secretary or an Assistant Secretary of the Guarantor to have been duly adopted by the Guarantor’s Board of Directors and to be in full force and effect on the date of such certification, delivered to the Trustee.

(d) The definition of “Guarantor’s Officer’s Certificate” contained in Article 1, Section 1.1 of the Indenture is amended to read in its entirety as follows

“Guarantor’s Officer’s Certificate” means a certificate signed by a member of the Guarantor’s Board of Directors, a Vice Chairman, the President, the Chief Executive Officer, the Chief Financial Officer, the Chief Investment Officer, the Chief Accounting Officer, any Vice President, the General Counsel or Assistant General Counsel or the Secretary or Assistant Secretary of the Guarantor, that complies with the requirements of Section 314(e) of the Trustee Indenture Act and is delivered to the Trustee.

(e) The definition of “Subsidiary” contained in Article 1, Section 1.1 of the Indenture is amended to read in its entirety as follows

“Subsidiary” means, with respect to any Person, any Corporation or any other person of which such Person or such Person and one or more Subsidiaries, or any one or more Subsidiaries, directly or indirectly owns voting securities or other similar equity interests entitling the owners thereof to elect a majority of the directors or individuals holding similar positions in other persons, either at all times or so long as there is no default or contingency which permits the owners of any other class or classes of securities or other interests to vote for the election of one or more directors or individuals holding similar positions in other persons, but shall not include any Corporation or other person which respect to which such Person or any other Subsidiary has become entitled to elect a majority of the directors or individuals holding similar positions in other

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persons solely due to a default or other contingency which is temporary in character and has had a continuous existence of less than one year.

(f) The following new definition is added to Article 1, Section 1.1 of the Indenture:

The term “director” or “Director” means any director of a corporation, any manager of a limited liability company or any individual performing similar functions in such capacity with respect to any organization whether incorporated or unincorporated.

(g) The following new definition is added to Article 1, Section 1.1 of the Indenture:

The term “shareholder” or “Shareholder” means any shareholder of a corporation, any member of a limited liability company or any Person owning equity in any other type of company.

(h) Article 1, Section 1.18 is hereby amended by replacing the phrase “corporate obligations” with the phrase “obligations of a Corporation”.

(i) The Indenture is hereby further amended by substituting the word “Corporation” for the word “corporation” each place it appears in Sections 8.1, 8.2, 10.5(1)(b) and 10.5(1)(c).

(j) Article 8, Section 8.1 is hereby amended to insert the following words as a new paragraph after the first paragraph thereof:

Nothing in this Indenture shall prohibit the Company from effecting a conversion pursuant to applicable law of the Company from a corporation into a limited liability company or from a limited liability company into a corporation, and any such conversion shall not be deemed to be a consolidation, merger or transfer subject to the requirements of the immediately preceding paragraph, provided, that such conversion by law shall not be deemed to affect any obligations or liabilities of the Company incurred prior to such conversion (including obligations or liabilities with respect to the Securities). Notice of any such conversion shall be promptly delivered to the Trustee.

(k) The Indenture is hereby further amended by replacing Section 10.07 with the following:

Subject to Article 8 and for so long as any of the Securities remain outstanding and unpaid, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect its existence as a Corporation and the existence as a Corporation of each of its Subsidiaries and their respective rights (charter and statutory) and franchises; provided, however, that the foregoing shall not obligate the

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Company or any of its respective Subsidiaries to preserve any such right or franchise if the Company or any such Subsidiary shall determine that the preservation thereof is no longer desirable in the conduct of its business or the business of such Subsidiary and that the loss thereof is not disadvantageous in any material respect to any Holder.

ARTICLE II

2.1. Counterparts. This Seventh Supplemental Indenture may be executed in counterparts, each of which when so executed shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

2.2. Severability. In the event that any provision of this Seventh Supplemental Indenture is held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

2.3. Headings. The article and section headings herein are for convenience only and shall not effect the construction hereof.

2.4. Successors and Assigns. Any agreements in this Seventh Supplemental Indenture by the Company, Delhaize Group, Food Lion, Hannaford, Kash n’ Karry, FL Food Lion, RMS, Hannbro, Martin’s, Boney, Harvey’s, HLC and Victory shall bind their successors and assigns, whether so expressed or not.

2.5. Governing Law. THIS SEVENTH SUPPLEMENTAL INDENTURE SHALL BE DEEMED TO BE A CONTRACT UNDER THE INTERNAL LAWS OF THE STATE OF NEW YORK AND FOR ALL PURPOSES SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF SUCH STATE.

2.6. Effect of Seventh Supplemental Indenture. Except as amended by this Seventh Supplemental Indenture, the terms and provisions of the Indenture shall remain in full force and effect.

2.7. Trustee. The Trustee accepts the modifications effected by this Seventh Supplemental Indenture, but only upon the terms and conditions set forth in the Indenture. Without limiting the generality of the foregoing, the Trustee assumes no responsibility for the correctness of the recitals and statements contained herein, which shall be taken as the recitals and statements of the Company, Delhaize Group, Food Lion, Hannaford, Kash n’ Karry, FL Food Lion, RMS, Hannbro, Martin’s, Boney, Harvey’s, HLC and Victory, and the Trustee shall not be responsible or accountable in any way whatsoever for or with respect to the validity, execution or sufficiency of this Seventh Supplemental Indenture and the Trustee makes no representation with respect thereto.

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IN WITNESS WHEREOF, the parties hereto have caused this Seventh Supplemental Indenture to be duly executed as of the day and year first written above.

DELHAIZE AMERICA, INC.

By:	/s/ Richard James
Name:	Richard James
Title:	Vice President of Finance and Treasurer

DELHAIZE GROUP

By:	/s/ Richard James
Name:	Richard James
Title:	Vice President - Finance

FOOD LION, LLC

By:	/s/ G. Linn Evans
Name:	G. Linn Evans
Title:	Senior Vice President, General Counsel and Secretary

HANNAFORD BROS. CO.

By:	/s/ Lisa K. Toner
Name:	Lisa K. Toner
Title:	Vice President and Secretary

KASH N’ KARRY FOOD STORES, INC.

By:	/s/ Lisa K. Toner
Name:	Lisa K. Toner
Title:	Secretary and Assistant Treasurer

FL FOOD LION, INC.

By:	/s/ G. Linn Evans
Name:	G. Linn Evans
Title:	Secretary

SEVENTH SUPPLEMENTAL INDENTURE SIGNATURE PAGE

RISK MANAGEMENT SERVICES, INC.

By:	/s/ G. Linn Evans
Name:	G. Linn Evans
Title:	Secretary

HANNBRO COMPANY

By:	/s/ Lisa K. Toner
Name:	Lisa K. Toner
Title:	Secretary

MARTIN’S FOODS OF SOUTH BURLINGTON, INC.

By:	/s/ Lisa K. Toner
Name:	Lisa K. Toner
Title:	Assistant Secretary

BONEY WILSON & SONS, INC.

By:	/s/ Elting H. Smith
Name:	Elting H. Smith
Title:	Secretary

J.H. HARVEY CO., LLC

By:	/s/ G. Linn Evans
Name:	G. Linn Evans
Title:	Vice President and Secretary

HANNAFORD LICENSING CORP.

By:	/s/ Lisa K. Toner
Name:	Lisa K. Toner
Title:	Secretary

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VICTORY DISTRIBUTORS, INC.

By:	/s/ Lisa K. Toner
Name:	Lisa K. Toner
Title:	Assistant Secretary

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THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:	/s/ Tina D. Gonzalez
Name:	Tina D. Gonzalez
Title:	Vice President

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